UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Information Statement

NUO THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount previously paid:

Form, Schedule or Registration Statement No.:

Filing party:

Date filed:

207A Perry Parkway, Suite 1
Gaithersburg, MD 20877
(240) 499-2680

April __, 2017

Dear Stockholder:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

The purpose of this notice and the accompanying information statement (the “Information Statement”) is to inform you of the following action taken by stockholders of Nuo Therapeutics, Inc. (the “Company”) collectively holding a majority of the shares of voting stock of the Company (collectively, the “Majority Stockholders”):

As of April ___, 2017, the Majority Stockholders executed a written consent approving and authorizing (the “Action”) an amendment (the “Amendment”) to the Company’s second amended and restated certificate of incorporation for the purposes of effecting a reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and Series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a specific ratio (the “Reverse Ratio”) within a range from 1-for-2 to 1-for-4,  and to authorize the Board to determine, in its discretion, the timing of the Amendment and the specific Reverse Ratio, so long as the Reverse Split is effected at any time prior to December 31, 2017.

Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a definitive Information Statement must be provided to the holders of voting stock of the Company who did not sign such written consent at least 20 days prior to the effective date of the Action set forth in the consent. We expect that the Action will become effective on or about May ___, 2017.

The transmittal of the Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”). No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights are afforded to the Company’s stockholders under the DGCL as a result of the ratification, adoption or approval of the Action.

The Information Statement is being sent on or about April ___, 2017 to all holders of record of the Company’s voting stock as of April ___, 2017. The date of the accompanying Information Statement is April ___, 2017.

Sincerely,

____________________________

David E. Jorden

Chief Executive Officer and Chief Financial Officer

April ___, 2017

207A Perry Parkway, Suite 1
Gaithersburg, MD 20877
(240) 499-2680

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

On April ____, 2017, the Board of Directors (the “Board”) of Nuo Therapeutics, Inc. (the “Company,” “we,” “our,” or “us”) approved and authorized an amendment to the Company’s second amended and restated certificate of incorporation for the purposes of effecting a reverse stock split of its common stock and Series A preferred stock at a specific ratio within a range from 1-for-2 to 1-for-4. The amendment authorizes the Board to determine, in its discretion, the timing of the reverse stock split and the specific ratio of the reverse stock split, so long as the reverse stock split is effected at any time prior to December 31, 2017.

The purpose of this Information Statement is to inform you of the following action taken by stockholders of the Company collectively holding a majority of the shares of voting stock of the Company (collectively, the “Majority Stockholders”):

As of April ___, 2017, the Majority Stockholders executed a written consent approving and authorizing (the “Action”) an amendment (the “Amendment”) to the Company’s second amended and restated certificate of incorporation for the purposes of effecting a reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and Series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a specific ratio (the “Reverse Ratio”) within a range from 1-for-2 to 1-for-4 and to authorize the Board to determine, in its discretion, the timing of the Amendment and the specific Reverse Ratio, so long as the Reverse Split is effected at any time prior to December 31, 2017.

The Board of Directors is not soliciting your proxy or vote in connection with the ratification, adoption or approval of the Action and proxies and votes are not being requested from stockholders.

As of April __, 2017, there were 9,927,112 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on all matters requiring stockholder approval. As of such date, there were 29,038 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock entitles its holder to five votes on all matters on which holders of Common Stock have the right to vote, except as otherwise provided in the Certificate of Designations of the Series A Preferred Stock. The holder(s) of Series A Preferred Stock were entitled to vote together with holders of Common Stock as a single class with respect to the Action. As of April __, 2017, the Majority Stockholders held an aggregate of ______ shares of Common Stock and ____ shares of Series A Preferred Stock, which represents approximately ___% of the votes entitled to be cast with regard to the Action.

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the earliest date that a stockholder action by written consent can become effective is 20 days after the information statement is sent to those stockholders who did not sign such written consent. This Information Statement is being sent on or about April ___, 2017 to all holders of record of the Company’s voting stock as of April ___, 2017. We expect that the Action will become effective on or about May ___, 2017.

The Company is distributing the Information Statement to its stockholders, and posting the Information Statement on its website, in full satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”). No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights are afforded by the DGCL to the Company’s stockholders as a result of the ratification, adoption or approval of the Action.

Expenses in connection with the distribution of this Information Statement will be paid by the Company. The Company will request any brokerage houses, nominees, custodians, fiduciaries, and other similar persons or entities to forward this Information Statement to beneficial owners of the Company’s voting securities held of record by them, and the Company will reimburse those persons or entities for out-of-pocket expenses incurred in forwarding the Information Statement.

The date of this Information Statement is April ___, 2017.

By order of the Board of Directors.

QUESTIONS AND ANSWERS ABOUT THE ACTION

Q.	Why did I receive this Information Statement?

A.	Applicable laws require us to provide you information regarding the Action even though your vote is neither required nor requested for the Action to become effective.

Q.	When do you expect the Action to become effective?

A.	The Action will become effective on or about May ___, 2017, which is at least 20 days after the date the Information Statement was sent to you.

Q.	Why am I not being asked to vote?

A.	The Majority Stockholders have already ratified, approved or adopted the Action pursuant to a written consent in lieu of a meeting. Such ratification, approval or adoption, together with the approval of the Company’s Board of Directors, is sufficient under Delaware law, and no further approval by the Company’s stockholders is required.

Q.	What do I need to do now?

A.	Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q.	Whom can I call with questions?

A.	If you have any questions about the Action, please contact David E. Jorden at (240) 499-2680.

VOTE REQUIRED; MANNER OF APPROVAL

Each share of our Common Stock entitles its holder to one vote. Each share of our Series A Preferred Stock entitles its holder to five votes on all matters on which holders of Common Stock have the right to vote, except as otherwise provided in the Certificate of Designations of the Series A Preferred Stock. The holder(s) of Series A Preferred Stock are entitled to vote together with holders of Common Stock as a single class. Under Section 2.5(d) of our By-Laws, approval of the Action requires the affirmative vote of the holders of a majority of the votes cast. In addition, pursuant to Section 228 of the DGCL and Section 2.9 of our By-Laws, any action that may be taken at any annual or special meeting of the Company’s stockholders can be effected through the written consent of those stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote on such action were present and voted, so long as a majority of the Board approves in advance the taking of such action by means of written consent of stockholders (which has occurred in this case). Prompt notice of the action taken by written consent must be provided to all other stockholders.

The Company has no class of voting stock outstanding other than the Common Stock and Series A Preferred Stock. As noted above, as of April ___, 2017, there were 9,927,112 shares of Common Stock and 29,038 shares of Series A Preferred Stock issued and outstanding. Accordingly, the votes or written consents of stockholders holding at least 4,963,557 shares of the issued and outstanding Common Stock, or at least 4,818,367 shares of the issued and outstanding Common Stock and all 29,038 shares of the issued and outstanding Series A Preferred Stock, were necessary to implement the Action.

In accordance with the DGCL and our By-Laws, the affirmative written consent to the Action by the Majority Stockholders was received by the Company on April ___, 2017. The following table lists the shares of Common Stock and Series A Preferred Stock voted in favor of the Action, the percentage of the Common Stock and Series A Preferred Stock issued and outstanding represented by such shares, and the percentage of all voting stock issued and outstanding represented by such shares:

Number of Shares of Common Stock Voted in Favor of the Action:

Percentage of Common Stock Represented by such Shares:	%

Number of Shares of Series A Preferred Stock Voted in Favor of the Action:

Percentage of Series A Preferred Stock Represented by such Shares:	%

Percentage of Total Voting Stock Represented by all such Shares:	%

Accordingly, in compliance with the DGCL and our By-Laws, at least a majority of the outstanding shares of voting stock has approved the Action. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Action.

EFFECTIVE DATE OF ACTION

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that a stockholder action by written consent can become effective is 20 days after the Information Statement was sent to those stockholders who did not sign such written consent. We expect that the Action will become effective on or about May ___, 2017.

DISSENTERS’ RIGHTS

Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the Action or any of the matters described in this Information Statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this Information Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will,” “will be,” “will continue,” “will likely result,” “could,” “may” and words of similar import. These statements reflect the Company’s current view of future events and are subject to certain risks and uncertainties as noted in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 29, 2017, as well as its Forms 8-K and 10-Q.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements. In addition to the risks identified in the above filings, new risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business, or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A

REVERSE STOCK SPLIT AND REDUCE THE NUMBER OF AUTHORIZED SHARES

Upon recommendation of the Board, stockholders of the Company collectively holding a majority of the shares of voting stock of the Company (collectively, the “Majority Stockholders”) executed a written consent approving and authorizing (the “Action”) an amendment (the “Amendment”) to the Company’s second amended and restated certificate of incorporation for the purposes of effecting a reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and Series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a specific ratio (the “Reverse Ratio”) within a range from 1-for-2 to 1-for-4, and to authorize the Board to determine, in its discretion, the timing of the Amendment and the specific Reverse Ratio, so long as the Reverse Split is effected at any time prior to December 31, 2017. Our Board believes that stockholder approval of a range of Reverse Ratios (rather than an exact ratio) provides the Board with maximum flexibility.

At any time after the effective date of the Action, and prior to December 31, 2017, the Board will determine whether to proceed with the Reverse Split and the Reverse Ratio to be used. The Reverse Ratio will be within a range from 1-for-2 to 1-for-4. The total number of authorized shares of capital stock (i.e., Common Stock and preferred stock), and the par value of such shares of stock, will remain unchanged. The Board will effect the Reverse Split by filing with the Delaware Secretary of State an amendment to the Company’s second amended and restated certificate of incorporation, a copy of which has been attached hereto as Annex A, at any time on or after the effective date of the Action but prior to December 31, 2017.

In deciding whether to implement the Reverse Split and the Reverse Ratio to be used, the Board will be guided by the best interests of the Company and its stockholders, and will consider the following factors at the time of its decision:

(i)	the market price of the Common Stock in light of:
a. the Company’s ability to satisfy the closing price, and other, listing requirements of NASDAQ;
b. the Company’s ability to have its Common Stock no longer qualify as a “penny stock;”
(ii)	the number of shares that will be outstanding after the Reverse Split;
(iii)	the liquidity of the Common Stock in the market;
(iv)	stockholders’ equity at the time of the Reverse Split;
(v)	the shares of Common Stock available for issuance in the future; and
(vi)	the nature of the Company’s operations.

The Board maintains the right to elect not to proceed with the Reverse Split if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company and its stockholders.

Effects of Reverse Split

Following the effectiveness, if any, of a Reverse Split, current holders of Common Stock will own a lower number of shares of Common Stock than prior to the Reverse Split, with such number of shares dependent on the Reverse Ratio ratified by the Board. In addition, the current holder of Series A Preferred Stock will own a lower number of shares of Series A Preferred Stock than prior to the Reverse Split, with such number also dependent on the Reverse Ratio.

For example, following the Reverse Split, a stockholder owning 300 shares of Common Stock prior to the Reverse Split would hold 150 shares if the Board approves of a 1-for-2 Reverse Split, 100 shares if the Board approves of a 1-for-3 Reverse Split and 75 shares if the Board approves of a 1-for-4 Reverse Split. Furthermore, the holder of our 29,038 shares of Series A Preferred Stock would hold 14,519 shares if the Board approves a 1-for-2 Reverse Split, 9,680 shares if the Board approves a 1-for-3 Reverse Split and 7,260 shares if the Board approves a 1-for-4 Reverse Split. IN GENERAL, THE HIGHER THE REVERSE RATIO, THE GREATER THE REDUCTION OF RELATED SHARES EACH EXISTING STOCKHOLDER, POST REVERSE SPLIT, WILL EXPERIENCE.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock or Series A Preferred Stock outstanding immediately after the Reverse Split as such stockholder held immediately prior to the Reverse Split.

The Amendment will not change the terms of the Common Stock or Series A Preferred Stock. After the Reverse Split, the shares of Common Stock and Series A Preferred Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock and Series A Preferred Stock, as applicable, now authorized. Each stockholder’s percentage ownership of the new Common Stock or Series A Preferred Stock, as applicable, will not be altered except for the effect of eliminating fractional shares. The par value of the Common Stock and Series A Preferred Stock will not change, and the outstanding Common Stock and Series A Preferred Stock will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Split, we will continue to have the same number of stockholders and we will still be subject to the periodic reporting requirements of the Exchange Act.

Purposes of the Reverse Split

The Board believes that the Amendment will (i) improve the Company’s chances of a successful listing on Nasdaq by permitting the Company to satisfy Nasdaq’s stock price listing requirement, and (ii) short of listing on Nasdaq, improve the Company’s chances of not having its Common Stock designated a “penny stock.”

In addition, the Board believes that a Reverse Split may reduce the relatively high transaction costs and commissions incurred by our stockholders due to our currently low per share trading price. The structure of trading commissions, when they are set at a fixed price per share, can have an adverse impact on holders of lower-priced securities because the brokerage commissions generally represent a higher percentage of the sales prices of lower-priced securities than they do on higher-priced issues, which may discourage trading in such lower-priced securities. If the price of our shares is higher, then the adverse impact of these commissions could be reduced.

Finally, a Reverse Split may attract and retain employees who may be less likely to work for a company with a low stock price.

The purpose of seeking stockholder approval of a range of Reverse Ratios (rather than a fixed Reverse Ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Split. Following the approval of this Action, the Board will affect a Reverse Split only upon the Board’s determination that a Reverse Split would be in the best interests of the Company and its stockholders at that time. If the Board were to affect a Reverse Split, the Board would set the timing for such a split and select the specific Reverse Ratio as set forth herein. No further action on the part of stockholders will be required to either implement or abandon the Reverse Split. If the Board determines to implement the Reverse Split, we would communicate to the public, at or prior to the effective date of the Reverse Split, additional details regarding the Reverse Split, including the specific ratio the Board selects.

Risks Associated with the Reverse Split

Stockholders should note that the effect of the Reverse Split upon the market price for our Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our Common Stock after the Reverse Split will be 2 to 4 times, as applicable, the prices for shares of our Common Stock immediately prior to the Reverse Split. The market price of our Common Stock may also be affected by other factors which may be unrelated to the Reverse Split or the number of shares outstanding.

Furthermore, even if the market price of our Common Stock does rise following the Reverse Split, we cannot assure you that the market price of our Common Stock immediately after the proposed Reverse Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Split negatively, we cannot assure you that the Reverse Split will not adversely impact the market price of our Common Stock. Accordingly, our total market capitalization after the Reverse Split may be lower than the market capitalization before the Reverse Split.

While we believe that the Reverse Split will be sufficient to meet the stock price listing requirement on Nasdaq, in order to list our shares of Common Stock on Nasdaq, we would have to meet additional requirements, including particularly the requirement of a $15 million market capitalization, which we may or may not be able to meet. It is furthermore possible that, even if we will meet all applicable Nasdaq requirements for an initial listing, we may not be able to continue to satisfy the additional criteria for continued listing of our Common Stock on Nasdaq. To continue to have our Common Stock eligible for continued listing on Nasdaq, we would also need to satisfy additional criteria under at least one of the three standards. Under Equity Standard Listing Rules, these criteria require that:

●	the bid price for shares of our Common Stock be at least $1 per share;
●	we have stockholders’ equity of at least $10 million;
●

our public float consist of at least 750,000 shares with a market value of at least $5 million (public float is defined under Nasdaq’s rules as the shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares);

●	there be at least 400 stockholders;
●	there be at least two market makers for our Common Stock; and
●	we comply with certain corporate governance requirements.

We cannot assure you that we will be successful in continuing to meet all requisite continued listing criteria.

We believe that the Reverse Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Split, particularly if the share price does not increase as a result of the Reverse Split. There also can be no assurances that the Reverse Split would result in a per share price that would increase our ability to attract and retain employees.

If the Reverse Split is implemented, some stockholders may consequently own less than 100 shares of Common Stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Split may be required to pay higher transaction costs if they sell their shares in the Company.

Anti-Takeover Effects of a Reverse Split

Release No. 34-15230 of the Staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism.  The Amendment will result in a relative increase in the number of authorized but unissued shares of our capital stock (i.e., Common Stock and preferred stock) vis-à-vis the outstanding shares of our capital stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. An increase in the relative number of authorized number of shares of capital stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An increase in our outstanding shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board is not aware of any attempt to take control of our business and the Board has not considered the Reverse Split to be tool to be utilized as a type of anti-takeover device.

Common and Preferred Stock

After the effective date of the Reverse Split, each stockholder will own fewer shares of our stock than prior to the Reverse Split.

The number of authorized shares of capital stock (i.e., Common Stock and preferred stock), and the par value of such shares, will remain unchanged. A Reverse Split would therefore result in an increase in the number of authorized and unissued shares of Common Stock and preferred stock. Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock or preferred stock, the future issuance of additional shares of Common Stock or preferred stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock or preferred stock, as applicable. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. As of the date of this filing, the Company does not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares for any purpose.

Any additional shares of Common Stock and preferred stock that would become available for issuance following the Reverse Split could also be used by the Company’s management to delay or prevent a change in control. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

All outstanding options and warrants to purchase shares of our Common Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Split. In particular, the number of shares issuable upon the exercise of each warrant would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of the warrant and based on the ratio of the Reverse Split. In addition, we expect that our Board or Compensation Committee will determine that the number of shares issuable upon the exercise of each option and the exercise price per share of each option, would be adjusted accordingly.

Finally, the shares subject to the Company’s Backstop Commitment would likewise be adjusted, with the number of shares issuable to be reduced and the purchase price per share to be increased, based on the ratio of the Reverse Split.

The below charts outline the capital structure as described above and prior to and immediately following a possible Reverse Split, with three possible Reverse Ratios accounted for.  The number of shares disclosed in the column “Number of shares of xx Stock before 1:xx Reverse Split” reflects the number of shares as of March 31, 2017.  The number of shares disclosed in the column “Number of shares of xx Stock after 1:xx Reverse Split” gives further effect to the Reverse Split but does not give effect to any other changes, including any issuance of securities after March 31, 2017. In addition, the number of shares after the Reverse Split shown in the charts below do not take into account the effect of rounding up at the level of each individual holder, and the actual number of shares after the Reverse Split may therefore be higher than shown below.

	Number of shares of Common Stock before Reverse Split	Number of shares of Common Stock after 1:2 Reverse Split	Number of shares of Common Stock after 1:3 Reverse Split	Number of shares of Common Stock after 1:4 Reverse Split
Authorized	31,500,000	31,500,000	31,500,000	31,500,000

Issued and Outstanding	9,927,112	4,963,556	3,309,038	2,481,778

Reserved for Issuance	7,383,333	3,691,667	2,461,111	1,845,834

Authorized but Unissued*	14,189,555	22,844,777	25,729,851	27,172,388

*Includes up to 12,800,000 shares (before Reverse Split), 6,400,000 shares (1:2 Reverse Split), 4,266,667 shares (1:3 Reverse Split) and 3,200,000 shares (1:4 Reverse Split) that may be issued as part of the Backstop Commitment (described below).

	Number of shares of Preferred Stock before Reverse Split	Number of shares of Preferred Stock after 1:2 Reverse Split	Number of shares of Preferred Stock after 1:3 Reverse Split	Number of shares of Preferred Stock after 1:4 Reverse Split
Authorized	1,000,000	1,000,000	1,000,000	1,000,000

Issued and Outstanding	29,038	14,519	9,680	7,260

Reserved for Issuance	-	-	-	-

Authorized but Unissued	970,962	985,481	990,320	992,740

Exchange of Shares

Upon the effectiveness of the Reverse Split, between two and four shares of our Common Stock (depending on which Reverse Split ratio is chosen) will automatically be changed into one share of Common Stock.

All holders of our Common Stock who hold their shares in certificated form or electronically in book-entry form with the transfer agent will be sent a statement to their respective address of record indicating the number of shares of Common Stock held in their respective accounts following the Reverse Split.  No action needs to be taken by such stockholders to receive post-Reverse Split shares.

Holders of our Common Stock in certificated form will not be required to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing shares of Common Stock.  Therefore, it is not necessary for you to send us your stock certificates.  If, however, a stockholder wishes to exchange such stockholder’s certificates, the stockholder may do so by surrendering its certificate to the Company’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

Upon the Reverse Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, the stockholder is encouraged to contact their bank, broker or other nominee.

Fractional Shares

No fractional shares of our Common Stock or Series A Preferred Stock will be issued as a result of the Reverse Split. In the event the proposed Reverse Split leaves a stockholder with a fraction of a share, the number of shares due to the stockholder will be rounded up. For example, if the proposed Reverse Split leaves an individual stockholder with one and one half shares, the stockholder will be issued, post proposed Reverse Split, two whole shares. If an individual stockholder would own less than one share, the stockholder will be issued, post proposed Reverse Split, one whole share.

No Dissenters Rights

In connection with the approval of the Reverse Split, stockholders of the Company will not have a right to dissent and obtain payment for their shares under the Delaware General Corporation Law, the Certificate or the bylaws.

Tax Consequences to Common Stockholders

The following discussion sets forth the material United States federal income tax consequences that management believes will apply with respect to the Company and the stockholders of the Company who are United States holders at the effective time of the Reverse Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax  consequences  that may be  relevant  to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in  securities, financial institutions, insurance  companies, tax-exempt organizations, foreign  individuals and entities and persons who acquired their Common  Stock  as  compensation).  In addition, this summary is limited to stockholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each stockholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such stockholder related to the Reverse Split.

In general, no gain or loss should be recognized by a stockholder upon his or her exchange of pre-Reverse Split shares for post-Reverse Split shares except for those associated with any additional shares the stockholder receives as a result of rounding up any post-Reverse Split fractional shares. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split should be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares. The stockholder’s holding period for the post-Reverse Split shares should include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split. As discussed above, no fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, if the Reverse Split leaves a stockholder with fractional shares, the number of shares due to the holder will be rounded up. The United States federal income tax consequences of the receipt of such additional fraction of a share of Common Stock are not clear, and each stockholder is strongly urged to consult with their own tax adviser.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the ownership of our Common Stock as of March 24, 2017 by all those known by the Company to be beneficial owners of more than five percent of its voting securities, other than executive officers and directors of the Company (whose ownership is disclosed separately below). This table is prepared in reliance upon beneficial ownership statements filed by such stockholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class(1)
Charles E. Sheedy	5,969,677	(2)	46.5%
Boyalife Investment Fund I, Inc.	3,500,000	(3)	30.0%

(1)

Percentage ownership is based upon 9,927,112 shares of Common Stock issued and outstanding as of March 24, 2017. For purposes of determining the amount and percentage of securities beneficially owned, share amounts include all voting stock owned outright, plus all shares of voting stock issuable upon the exercise of options or warrants exercisable as of the date above, or exercisable within 60 days after such date, in each case by such beneficial owner but not any other stockholders. In addition to the shares of Common Stock outstanding, 29,038 shares of Series A Preferred Stock are outstanding. Except with respect to the election of directors, holders of the Series A Preferred Stock are generally entitled to vote together with holders of Common Stock, with each share of Series A Preferred Stock corresponding to five votes. Consolidating the voting power of Common Stock and Series A Preferred Stock, the beneficial ownership percentages for Mr. Sheedy and Boyalife Investment Fund I, Inc. would be 46.0% and 29.6%, respectively. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

(2)

Charles E. Sheedy’s beneficial ownership includes 3,066,312 shares of Common Stock held by Charles E. Sheedy and 3,365 shares of Common Stock held in five separate trusts for the benefit of Mr. Sheedy’s children. It also includes 2,900,000 shares of Common Stock issuable upon exercise of warrants, which are exercisable at an exercise price of $0.50 per share. The beneficial ownership amount does not include the Backstop Commitment described below, which description is incorporated herein by reference. Mailing address for Mr. Sheedy is: Two Houston Center, Suite 2907, 909 Fannin Street Houston, TX 77010.

(3)

Boyalife Investment Fund I, Inc.’s beneficial ownership includes 1,750,000 shares of Common Stock issuable upon exercise of warrants, which are exercisable at an exercise price of $0.65 per share. The beneficial ownership amount does not include the Backstop Commitment described below, which description is incorporated herein by reference. As disclosed in its Schedule 13D filed on September 2, 2016, Boyalife’s President is Xiaochun Xu and its mailing address is: c/o Boyalife Group, Ltd, 800 Jiefang Road East, Wuxi City, China, 214002.

Security Ownership of Management

The following table sets forth information regarding the ownership of our Common Stock as of March 24, 2017 by: (i) each director; (ii) each of the named executive officers; and (iii) all executive officers and directors of the Company as a group. This table is prepared in reliance upon beneficial ownership statements filed by such stockholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class(1)
Joseph Del Guercio	345,160	(2)	3.5%

Scott M. Pittman	2,060,800	(3)	18.6%

David E. Jorden	422,336	(4)	4.2%

Peter A. Clausen	44,675	(5)	*

C. Eric Winzer	65,000	(6)	*

Lawrence S. Atinsky	40,000	(7)	*

Group consisting of executive officers and directors (6 in total)	2,977,971	(8)	26.2%

*	Less than 1%.

(1)

Percentage ownership is based upon 9,927,112 shares of Common Stock issued and outstanding as of March 24, 2017. For purposes of determining the amount and percentage of securities beneficially owned, share amounts include all voting stock owned outright, plus all shares of voting stock issuable upon the exercise of options or warrants exercisable as of the date above, or exercisable within 60 days after such date, in each case by such beneficial owner but not any other stockholders. In addition to the shares of Common Stock outstanding, 29,038 shares of Series A Preferred Stock are outstanding. Except with respect to the election of directors, holders of the Series A Preferred Stock are generally entitled to vote together with holders of Common Stock, with each share of Series A Preferred Stock corresponding to five votes. Consolidating the voting power of Common Stock and Series A Preferred Stock, the beneficial ownership percentages for Messrs. Del Guercio, Pittman and Jorden would be 3.4%, 18.3% and 4.1%, respectively, and the beneficial ownership percentage for all executive officers and directors as a group would be 25.9%. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated, the mailing address of all persons named in this table is: c/o Nuo Therapeutics, Inc., 207A Perry Parkway, Suite 1, Gaithersburg, MD 20877.

(2)

Chairman of the Board of the Company. Includes 305,160 shares of the Company’s Common Stock owned directly by CNF Investments II, LLC, or CNF. The individual managing members of CNF, to whom we collectively refer as the CNF Member Managers, are Joseph Del Guercio and Robert J. Flanagan. CNF and CNF Member Managers may share voting and dispositive power over the shares directly held by CNF. Mr. Del Guercio is Managing Director of CNF. He disclaims beneficial ownership of such securities. In addition, includes 40,000 shares Mr. Del Guercio may acquire upon the exercise of stock options granted under the Company’s 2016 Omnibus Incentive Compensation Plan, as amended (the “Omnibus Plan”) (all of which are exercisable). Mailing address for CNF is: 7500 Old Georgetown Road, 15th Floor, Bethesda, MD 20814.

(3)

Independent director of the Company. Includes shares of Common Stock held in an IRA for the benefit of Mr. Pittman. Includes 1,130,000 shares of Common Stock issuable upon exercise of warrants (held directly and in an IRA for the benefit of Mr. Pittman), which are exercisable at exercise prices of $0.75 per share (with respect to 850,000 shares) and $1.00 per share (with respect to 280,000 shares). Also includes 40,000 shares Mr. Pittman may acquire upon the exercise of stock options granted under the Omnibus Plan (all of which are exercisable). The beneficial ownership amount does not include the Backstop Commitment described below.

(4)

Chief Executive and Chief Financial Officer of the Company. Includes 55,915 shares held in an IRA for the benefit of Mr. Jorden and 190 shares held in the name of Mr. Jorden’s children, over which Mr. Jorden has or shares voting and dispositive power. Includes 112,500 shares Mr. Jorden may acquire upon the exercise of stock options granted under the Omnibus Plan. These 112,500 shares represent the portion of options to purchase a total of 162,500 shares that is exercisable or will become exercisable within 60 days. In addition to such options to purchase 162,500 shares, which are solely subject to time vesting, Mr. Jorden received an option to purchase 187,500 shares subject to performance conditions, which is not reflected in the above table. The beneficial ownership amount does not include the Backstop Commitment described below.

(5)

Chief Scientific Officer of the Company. Includes 40,000 shares Dr. Clausen may acquire upon the exercise of stock options granted under the Omnibus Plan. These 40,000 shares represent the portion of options to purchase a total of 80,000 shares that is exercisable or will become exercisable within 60 days. In addition to such options to purchase 80,000 shares, which are solely subject to time vesting, Dr. Clausen received an option to purchase 95,000 shares subject to performance conditions, which is not reflected in the above table.

(6)	Independent director of the Company. Includes 40,000 shares Mr. Winzer may acquire upon the exercise of stock options granted under the Omnibus Plan (all of which are exercisable).

(7)

Independent director of the Company. Represents 40,000 shares Mr. Atinsky may acquire upon the exercise of stock options granted under the Omnibus Plan (all of which are exercisable).  Mr. Atinsky, a Partner at Deerfield Management Company, L.P., has no pecuniary interest in the securities reported herein and disclaims beneficial ownership of such securities.

(8)

Includes options to purchase an aggregate of 312,500 shares of Common Stock, granted under the Omnibus Plan that are exercisable or will become exercisable within 60 days and representing that portion of options to purchase a total of 402,500 shares which are subject only to time vesting. The beneficial ownership amount does not include the Backstop Commitment described below.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of, which may, at a subsequent date, result in a change of control of the Company.

Backstop Commitment

A significant majority of the investors in the Company’s private placement of securities effected on May 5, 2016 executed backstop commitments to purchase up to 12,800,000 additional shares of Common Stock for an aggregate purchase price of up to $3,000,000 at an average per share purchase price of $0.2344. The Company refers to these backstop commitments as the “Backstop Commitments” or the “Backstop Commitment.” The Company cannot call the Backstop Commitment prior to June 30, 2017.

The following table shows the maximum number of shares subject to the Backstop Commitment and the average purchase price per share prior to and immediately following a possible Reverse Split, with three possible Reverse Ratios accounted for.

	Before Reverse Split	After 1:2 Reverse Split	After 1:3 Reverse Split	After 1:4 Reverse Split
Max. number of shares	12,800,000	6,400,000	4,266,667	3,200,000
Avg. per share purchase price	$0.2344	$0.4688	$0.7032	$0.9376

With respect to each investor who executed a Backstop Commitment, the commitment terminates on the earlier of (i) the date on which the Company receives net proceeds (after deducting all costs, expenses and commissions) from the sale of Common Stock in the aggregate amount of the Backstop Commitment, (ii) the date that all shares of Series A Preferred Stock have been redeemed by the Company or (iii) the date that all shares of Series A Preferred Stock are no longer owned by entities affiliated with Deerfield. The Company refers to such date as the “Termination Date.” Under the terms of the Backstop Commitment, the Company is obligated to pay to the committed investors upon the Termination Date a commitment fee of $250,000 in the aggregate.

The committed investors include the following affiliates of the Company:

●	David E. Jorden, who executed a Backstop Commitment in the amount of $55,000,
●	Scott M. Pittman, who executed a Backstop Commitment in the amount of $610,000,
●	Charles E. Sheedy, who executed a Backstop Commitment in the amount of $1,160,000, and
●	Boyalife Investment Fund I, Inc., which executed a Backstop Commitment in the amount of $700,000.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other shareholders pro-rata, and in accordance with their respective interests.

HOUSEHOLDING

Owners of Common Stock who share a single address may receive only one copy of the Information Statement, unless the Company has received contrary instructions from one or more of such owners. This practice, known as “householding,” is designed to reduce printing and mailing costs.

We undertake to deliver promptly upon written or oral request to us at the address or telephone number listed below a separate copy of such notice to a stockholder at a shared address to which a single copy of the notice was delivered. If multiple stockholders sharing an address have received one copy of the Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, they may notify us at the address or telephone number listed below. Additionally, if current stockholders with a shared address wish to receive a separate copy of this Information Statement, or if the stockholder received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices as follows: Corporate Secretary, Nuo Therapeutics, Inc., 207A Perry Parkway, Suite 1, Gaithersburg, MD 20877, or by telephone request at (240) 499-2680 or the email address set forth in the Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. The Company’s SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.

THE ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS THAT HAVE BEEN APPROVED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ACTIONS AND OTHER RELEVANT BACKGROUND INFORMATION.

By Order of the Board of Directors,

_______________________________________

Chief Executive Officer and Chief Financial Officer

April ___, 2017

ANNEX A

Certificate of Amendment

TO the

SECOND AMENDED AND RESTATED Certificate of Incorporation

of

NUO THERAPEUTICS, INC.

Nuo Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:          The Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on May 5, 2016.

SECOND:     That the Board of Directors of the Corporation, by unanimous written consent, adopted the following amendment to the Certificate of Incorporation:

Section 4.1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

Section 4.1     Authorized Capital Stock.

The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 32,500,000 shares, consisting of 31,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, each [___] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, and each [___] shares of Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Preferred Stock (collectively, the “Reverse Split”). No fractional shares shall be issued in connection with the Reverse Split. In the event the Reverse Split leaves a stockholder with a fraction of a share, the number of shares due to such stockholder will be rounded up.

A-1

The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock or Preferred Stock are surrendered to the Corporation or its transfer agent. The par value of each share of capital stock following the Reverse Split shall be as stated above in this Section 4.1.

THIRD:         That said amendment has been consented to and authorized by the Board of Directors of the Corporation and the holders of the necessary number of shares of the issued and outstanding stock of the corporation entitled to vote by written consent given in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH:     That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Nuo Therapeutics, Inc. has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by its Chief Executive Officer this [___] day of [_____], 2017.

Nuo Therapeutics, Inc.

By:
Name: David Jorden
Title: Chief Executive Officer

A-2